                              SEPARATION AGREEMENT

         The Employer and Employee wish to end their employment relationship in an honorable, dignified and orderly fashion. To that end, the parties have agreed to discontinue the Employee's employment with the Employer on the following terms.

         This Separation Agreement ( the "Agreement") and Release, which is attached and incorporated herein by reference as Exhibit A (the "Release"), are made by and between Sam B. Humphries (the "Employee"), including the Employee's agents, heirs, and successors, and American Medical Systems, Inc., including Warburg, Pincus Equity Partners, L.P. and their respective affiliates, shareholders, Board members, successors, predecessors, present or former officers, directors, agents, employees, attorneys, whether in their individual or official capacities, benefit plans and insurers (the "Employer").

IN CONSIDERATION OF THIS ENTIRE SEPARATION AGREEMENT, INCLUDING ALL EXHIBITS ATTACHED HERETO, THE PARTIES AGREE AS FOLLOWS:

         1. EMPLOYMENT TERMINATION. The Employee's termination of employment will be effective as of the close of business on April 23, 1999 (the "Termination Date"). Effective as of that date, the Employee will relinquish his current titles of President and Chief Executive Officer of the Employer, as well as any other positions, titles, or directorships he may hold with the Employer and any of its affiliated companies. Except as expressly provided herein, this Agreement supersedes in all respects the provisions of the Employee's Employment Agreement with the Employer dated September 25, 1998 (the "Employment Agreement") and the provisions of the Employee's Stock Option Agreement with the Employer dated September 25, 1998 (the "Stock Option Agreement").

         2. CONSIDERATION. The Employer shall, after receipt of a fully executed Agreement and Release, and after expiration of the statutory recission periods without any rescission of the Agreement or Release, provide the Employee with the payments and other benefits that are set forth in the Separation Benefits Summary, which is attached and incorporated herein by reference as Exhibit B (the "Benefits Summary"), subject to appropriate taxes and withholding, as severance and compensation for any and all alleged claims which may have arisen at any time during the Employee's employment with, or in the course of separation from employment with the Employer. The parties agree that the above consideration is over and above anything owed to the Employee by law, contract (including as provided under the Employment Agreement) or under the policies of Employer, and such additional consideration is provided to the Employee in exchange for entering into this Agreement.

         3. CONFIDENTIALITY. It is the intent of the parties that this Agreement be and is confidential. The Employee warrants that he has not and will not disclose the terms of this Agreement to any person other than his spouse, attorney, tax advisor, or representatives of the E.E.O.C. or the Minnesota Department of Human Rights, who shall be bound by the same prohibitions against disclosure as bind the Employee, and the Employee shall be responsible for advising these individuals of this confidentiality provision and obtaining their commitment to maintain such confidentiality.

         4. MUTUAL RELEASE. In consideration of the compensation paid by and other undertakings of Employer stated in this Agreement, the Employee will sign the attached Release at the same time he signs this Agreement.

         5. STIPULATION OF NO CHARGES. The Employee affirmatively represents that he has not filed nor caused to be filed any charges, claims, complaints, or actions against the Employer before any federal, state, or local administrative agency, court, or other forum. The Employee further waives any right to any form of recovery or compensation from any legal action filed or threatened to be filed by him or on his behalf based on his employment or terms of employment with or resignation from the Employer.

         6. NON-DISPARAGEMENT. The parties to this Agreement agree that they will make no disparaging or defamatory comments regarding the other party in any respect or make any comments concerning any aspect of their relationship or the conduct or events which precipitated the Employee's separation. Furthermore, the Employee agrees not to assist or encourage in any way any individual or group of individuals to bring or pursue a lawsuit, charge, complaint, or grievance, or make any other demands against the Employer.

         7. DUTY OF CONFIDENTIALITY AND NON-COMPETITION. After the Termination Date, the Employee will continue to be bound by the provisions of Sections 8(a),
(b), (c) and (d) of the Employment Agreement, in accordance with the terms thereof. In addition, the provisions of Section 9 of the Employment Agreement shall apply to this Agreement, and is incorporated herein by reference. However, except as otherwise described in the Benefits Summary, the Employee will not be entitled to any other compensation or benefits provided under the Employment Agreement, including specifically and without limitation the benefits provided under Section 6 thereof. In addition to the legal remedies of the Employer under the Employment Agreement, the Employee acknowledges and understands that any violation by the Employee of the terms of this Agreement shall entitle the Employer to bring legal action for other appropriate equitable relief as well as damages, including reasonable attorneys' fees, and the return to the Employer of the consideration received under this Agreement.

         8. NON-ADMISSIONS. The parties expressly deny any and all liability or wrongdoing and agree that nothing in this Agreement shall be deemed to represent any concession or admission of such liability or wrongdoing or any waiver of any defense.

         9. INVALIDITY. In case any one or more of the provisions of this Agreement shall be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained in this Agreement will not in any way be affected or impaired thereby.



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

         10. MUTUAL RETURN AND RELEASE OF ALL PROPERTY. The Employee agrees to immediately return any and all of the Employer's property to the Employer.

         11. VOLUNTARY AND KNOWING ACTION. The Employee acknowledges that having had sufficient opportunity to review this Agreement and Release with his attorneys, that he has read and understands the terms of this Agreement and attached Release, and that he has voluntarily and knowingly entered into this Agreement.

         12. RESCISSION/REVOCATION. The Employee may consider the terms of this Agreement and Release for up to twenty-one (21) days and may decide to rescind/revoke (cancel) this Agreement within fifteen (15) calendar days of execution of this Agreement and Release with respect to claims under the Minnesota Human Rights Act, and within seven (7) calendar days for claims under the Age Discrimination in Employment Act. Rescission/revocation of any portion of this Agreement will be deemed to be a rescission/revocation of the Agreement in its entirety. To be effective, Employee's rescission/revocation must be in writing and delivered to the Employer either by hand or by mail, within the applicable rescission/revocation period. If sent by mail, the rescission/revocation must be:

         (a)      post-marked within the seven (7) or fifteen (15) day period;

         (b) properly addressed to Janet L. Dick, Vice President of Human Resources, American Medical Systems, Inc., 10700 Bren Road West, Minnetonka, MN 55343-9679, and

         (c)      sent by certified mail, return receipt requested.

The Employer shall not be obligated to provide any consideration to the Employee pursuant to this Agreement in the event the Employee elects to rescind/revoke this Agreement. Any attempt by the Employee to rescind any part of this Agreement or Release obligates Employee to immediately return all consideration under this Agreement to the Employer.

         13. INDEMNIFICATION AND OTHER RIGHTS. Notwithstanding anything herein to the contrary, by signing this Agreement and the Release the Employee will not have relinquished (i) his right to indemnification for acts occurring or liabilities arising on or prior to the Termination Date from the Employer under any charter provision, insurance arrangement or under applicable law with respect to any claim asserted against the Employee in his capacity as a director, officer or employee of the Employer, as a trustee of any employee benefit plan maintained by the Employer, or as a member of any board of director's committee or employee benefit plan committee, which right shall be no greater nor less than the indemnification right of other officers and directors of the Employer, as the case may be, or (ii) his right to payments and benefits under, or to enforce the provisions of, this Agreement.



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

         14. GOVERNING LAW. This Agreement will be construed and interpreted in accordance with applicable federal laws and the laws of the State of Minnesota.




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


         IN WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement effective as of April 23, 1999.


                                  THE EMPLOYEE

Dated:    6/4/99                  /s/ Sam B. Humphries
       ---------------            ----------------------------------------

                                  THE EMPLOYER

Dated:    5/11/99                 By:     /s/ Janet L. Dick
       ---------------               -------------------------------------

                                  Its:    Vice President, Human Resources
                                     -------------------------------------



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

                                                                       EXHIBIT A

                                     RELEASE

Definitions. I intend all words used in this Release to have their plain meanings in ordinary English. Technical legal words are not needed to describe what I mean. Specific terms I use in this Release have the following meanings; provided, however, that any capitalized term that is not otherwise defined in this Release shall have the meaning set forth in the Agreement to which this Release is attached:

         A. "I," "me" and "my" includes both me, SAM B. HUMPHRIES, and anyone who has or obtains any legal rights or claims through me.

         B. "Employer," as used in this Release, shall at all times mean American Medical Systems, Inc., Warburg, Pincus Equity Partners, L.P. and their respective affiliates, shareholders, Board members, successors, predecessors, present or former officers, directors, agents, employees, attorneys, whether in their individual or official capacities, benefit plans and plan administrators, and insurers.

         C. "My Claims" mean any and all of the actual or potential claims of any kind whatsoever I have now against the Employer, regardless of whether I now know about those claims, in any way related to my employment with or separation from the Employer, including, but not limited to, claims for invasion of privacy; breach of contract; fraud or misrepresentation; violation of the Minnesota Human Rights Act, Title VII of the 1964 Civil Rights Act, the Fair Labor Standards Act, the Americans With Disabilities Act, the National Labor Relations Act, the Age Discrimination in Employment Act, the Family and Medical Leave Act, all as amended, Minn. Stat. ss. 181.932, or any other federal, state, or local statute, law, rule, regulation, ordinance or order, including but not limited to those civil rights laws based on protected class status; assault, battery, defamation, intentional or negligent infliction of emotional distress; breach of the covenant of good faith and fair dealing; promissory estoppel; negligence; and all other claims for unlawful employment practices, and all other common law or statutory claims. I understand that I am not releasing claims under the Age Discrimination in Employment Act which arise after the date on which I sign this Release and the Agreement to which it is attached.

Agreement to Release My Claims. I will receive satisfactory consideration from the Employer to which I am not otherwise entitled by law, contract (including my Employment Contract), or under any policy of the Employer. I agree to give up all My Claims and withdraw any and all my charges and lawsuits (if any) against the Employer in exchange for that consideration. I will not bring any lawsuits, file any charges, complaints, or notices, or make any other demands against the Employer based on My Claims. The consideration I am receiving is a full and fair payment for the release of all My Claims. Employer does not owe me anything in addition to what I will be receiving.

Additional Agreements and Understandings. Even though the Employer is paying me to release My Claims, I understand and acknowledge that the Employer does not admit that it may be responsible or legally obligated to me. In fact, the Employer expressly denies that it is responsible or legally obligated for My Claims or that it has engaged in any wrongdoing. I am also hereby advised to consult with an attorney before I sign this Release and the Agreement to which it is attached.

Nothing contained herein, however, shall be construed to prohibit me from filing a charge with the Equal Employment Opportunity Commission, but my release includes a release of my right to file a court action or to seek individual remedies or damages in any Equal Employment Opportunity Commission-filed court action, and my release of these rights shall apply with full force and effect to any proceedings arising from or relating to such a charge.

Acceptance Period. You have been informed that the terms of the Agreement shall be open for acceptance by you for a period of twenty-one (21) days after your Termination Date, during which time you may consider whether or not to accept the Release and the Agreement and seek counsel to advise you regarding the same. You understand that changes to the Release and the Agreement, whether material or immaterial, will not restart this acceptance period.

Right to Rescind and/or Revoke. You have the right to revoke the Agreement and this Release only insofar as it extends to potential claims under the Age Discrimination in Employment Act by informing the Employer in writing of your intent to revoke the Agreement and this Release within seven (7) calendar days following execution. You likewise have the right to revoke the Agreement and this Release only insofar as it extends to potential claims under the Minnesota Human Rights Act by written notice to the Employer within fifteen (15) calendar days following your execution of this Agreement. Any such rescission must be in writing and hand-delivered to the Employer or, if sent by mail, postmarked within the applicable time period, sent by certified mail, return receipt requested, and addressed as follows:

         (a)      post-marked within the seven (7) or fifteen (15) day period;

         (b) properly addressed to Janet L. Dick, Vice President of Human Resources, American Medical Systems, Inc., 10700 Bren Road West, Minnetonka, MN 55343-9679, and

         (c)      sent by certified mail, return receipt requested.

You agree that if you exercise any right of rescission or revocation, the Employer may at its option either nullify the Agreement and Release in its entirety or keep it in effect as to all claims not rescinded or revoked in accordance with the rescission or revocation provisions of the Agreement and Release. In the event the Employer opts to nullify the entire Agreement, neither you nor the Employer will have any rights or obligations



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

whatsoever under the Agreement. Any rescission or revocation, however, does not affect your separation from employment effective as of the date set forth in
Section 1 of the Agreement.

I have read this Release carefully and understand all its terms. I have reviewed this Release with my own attorney. In agreeing to sign this Release, I have not relied on any statements or explanations made by the Employer or their attorneys.

I understand and agree that this Release and the Agreement to which it is attached contain all the agreements between the Employer and me. We have no other written nor oral agreements.


Dated:  6/4/99                      /s/ Sam B. Humphries
      --------------                -------------------------------
                                    Signature

                                    Sam B. Humphries
                                    -------------------------------
                                    Name


Subscribed and sworn to before me
this 4th day of June, 1999.

/s/ Jacquelyn M. Endy
---------------------------------
Notary Public



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                                                                       EXHIBIT B

                           SEPARATION BENEFITS SUMMARY

The following is a Separation Benefits Summary ("Benefits Summary") of the severance and other benefits that are to be provided to Sam B. Humphries (the "Employee") by American Medical Systems, Inc. (the "Employer") in connection with the Employee's termination of employment pursuant to the terms of the Agreement to which this Benefits Summary is attached:

A. SEVERANCE PAY - The Employee will be paid his regular base salary in effect as of his Termination Date ($225,000 per annun) for a period of six (6) months in accordance with the Employer's normal payroll practice and subject to applicable withholding taxes and without reduction for subsequent employment by the Employee. Thereafter, the Employee will be paid his regular base salary as of his Termination Date, in accordance with the Employer's normal payroll practice and subject to applicable employment taxes, for twelve (12) additional months; provided, however, if the Employee is subsequently employed (including employment as a consultant or independent contractor) during such 12-month period, all such additional severance payments shall be discontinued. The Employee shall notify the Employer of any such subsequent employment immediately. The payments to be made hereunder shall not commence until after the Employee's statutory recission rights have expired as further described in the Agreement.

B. LUMP SUM PAYMENT - The Employee shall be paid a lump sum payment in the amount of $37,500. The payments to be made hereunder shall be made within two weeks after the Employee's statutory recission rights have expired as further described in the Agreement.

C. STOCK OPTIONS - All vested and unvested Options (150,000) granted under the terms of the AMS 1998 Equity Incentive Plan (the "Plan") shall be canceled, and the terms of the Employee's Stock Option Agreement with the Employer dated September 25, 1998 shall be of no force or effect as of the Termination Date.

D. OSI NOTE - The Employee's Non-Recourse Promissory Note dated September 25, 1998 to the Employer in the principal amount of $208,250 shall remain in effect until September 25, 2001 in accordance with its terms or until the earlier occurrence of an Event of Default, as defined in the Pledge Agreement of even date.

E. WARBURG NOTE - The Secured Recourse Promissory Note and Pledge Agreement, dated September 25, 1998 (the "Note"), between the Employee and Warburg, Pincus Equity Partners, L.P. ("Warburg") in the principal amount of $400,000 shall be canceled as to $200,000 of the outstanding principal amount, and interest thereon. In consideration for such cancellation, the Employee shall immediately surrender to Warburg all right, title and interest in certificates representing 200 shares of Series A non-convertible preferred stock of the Employer acquired by the Employee pursuant to the terms of Section 3(e) of the employment agreement dated as of September 25, 1998, between the Employer and the Employee (the "Employment Agreement"). The remaining outstanding principal balance of the Note, and accrued interest, shall be paid in accordance with, and remain subject to, the current terms of the Note, including Warburg's security interest in the 40,000 shares of Series B convertible preferred stock of the Employer acquired by the Employee pursuant to
         Section 3(e) of the Employment Agreement; provided, however:

         (1) If the remaining outstanding principal balance of the Note, plus accrued interest (the "Balance"), is not repaid in full prior to the third anniversary of the Termination Date, the Employee shall repay such Balance in five equal annual installments, plus accrued interest on the unpaid Balance. The first such annual installment shall become due and payable on the third anniversary of the Termination Date; and the remaining annual installments, plus accrued interest on the remaining outstanding Balance, shall become due and payable on each of the four succeeding anniversaries of the Termination Date. The Employee may prepay the outstanding Balance, plus accrued interest, at any time.

         (2) Anything contained in Paragraph E(1) to the contrary notwithstanding, the remaining principal balance of the Note, plus accrued interest, shall become immediately due and payable to Warburg upon the earliest of: (i) the occurrence of an event of Default (as defined in the Note) other than the Employee's termination of employment with the Employer, (ii) any failure to make any required installment payment, plus accrued interest, on the Note as provided in Paragraph E(1), (iii) 60 days following the end of the "lockup period" of an initial public offering of shares of common stock of the Employer pursuant to a registration statement declared effective under the Securities Act of 1933, as amended, or (iv) the Employer's reasonable determination that the Employee has not complied with the Employee's obligations and duties under the Separation Agreement.

F. VACATION/FLOATING HOLIDAYS/UNITED WAY DAYS - All accrued and unused vacation, floating holidays, and United Way Days will be calculated using the Employee's base rate of pay as of the Termination Date. This payment, including any accrued 1999 vacation, will be paid in the form of a lump sum and will be issued within two weeks after the Termination Date, subject to any required withholding taxes.

G. HEALTH CARE BENEFITS - The Employee shall continue to receive the health insurance coverage that was provided to him as of the Termination Date on the same basis and at the same cost until the end of the 18-month period following the Termination Date; provided, however, if the Employee is subsequently employed (including employment as a consultant or independent contractor)



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         during such 18-month period, the health insurance benefits provided hereunder may be discontinued by the Employer to the extent the Employee is receiving comparable health insurance coverage as a result of his subsequent employment. The Employee shall notify the Employer of any such subsequent employment immediately. At the end of the 18-month period following the Termination Date, the Employee shall be entitled to elect health care continuation coverage permitted under Section 601 through 608 of the Employee Retirement Income Security Act of 1974, as amended, as if his employment with the Employer had then terminated.

H. WELFARE BENEFITS - To the extent permitted under the Employer's welfare plans, the Employee shall continue to receive the welfare benefit coverage (other than health insurance benefits as provided above) that was provided to him as of the Termination Date on the same basis and at the same cost until the end of the 18-month period following the Termination Date; provided, however, if the Employee is subsequently employed (including employment as a consultant or independent contractor) during such 18-month period, the welfare benefits provided hereunder may be discontinued by the Employer to the extent the Employee is receiving comparable welfare benefit coverage as a result of his subsequent employment. The Employee shall notify the Employer of any such subsequent employment immediately.

I. OUTPLACEMENT BENEFITS - The Employee shall be entitled, at the Employer's expense, to participate in an executive outplacement program provided through Drake Beam Morin for the 6-month period commencing on the date the Employee's statutory recission rights have expired, as further described in the Agreement. If the Employee has not secured employment by the end of such 6-month period (including employment as a consultant or independent contractor), the outplacement benefits provided hereunder may be continued by the Employer, at its discretion, for an additional 6-month period or until subsequent employment is secured, whichever first occurs. The Employee shall notify the Employer of any such subsequent employment immediately.

J. OTHER BENEFITS INFORMATION - THE FOLLOWING IS INTENDED TO HIGHLIGHT HOW OTHER EMPLOYER BENEFITS ARE AFFECTED.

         AMS Savings Investment Plan (SIP): The Employee's contributions and Employer match monies to the SIP will cease upon the Termination Date.

         The Employee may choose to have his monies rolled into a qualified IRA plan or a company-sponsored qualified plan OR the employee may choose to take a full distribution of his account which may be subject to the payment of income taxes and penalty taxes. If the value of the Employee's account is less than $5,000 as of the Employee's Termination Date, the Employee must take a distribution of his account within 60 days from the Termination Date.



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

         If the value of the Employee's account is $5,000 or more as of the Employee's Termination Date, the Employee may elect to keep his monies in the SIP. If the Employee elects this option, the Employee may elect to take his final distribution at any time before age 65. If the Employee elects to keep his monies in the SIP, he will have the same investment direction rights and withdrawal privileges as if he were an active employee and will continue to receive quarterly status notices. Please refer to the AMS Savings and Investment Plan highlight booklet for a full description of the terms of the SIP. Further information and forms will be provided upon request to the Human Resources representative.

         AMS Retirement Plan: Creditable service under the AMS Retirement Plan will be calculated based on the Termination Date. Employees who have a minimum of 5 years of service are considered "vested annuitants." Employees who are "retirement eligible" will be provided with additional retirement information on an individual basis by a Human Resources representative.



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